Exhibit 10.35

First Amendment To High Wave Copyright Transfer Agreement

This First Amendment to Copyright Transfer Agreement (“Amendment”) is made and entered into as of December 16, 2025 (“Amendment Effective Date”), by and between:

Party A (Assignor):

High Wave Corp

Party B (Assignee):

Professional Diversity Network, Inc.

Party A and Party B may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Party A and Party B entered into that certain Copyright Transfer Agreement dated September 3, 2025 (the “Original Agreement”), pursuant to which Party A agreed to transfer to Party B certain copyrights to forty (40) original musical works;

WHEREAS, as of the Amendment Effective Date, Party B has paid Three Million Seven Hundred Thousand United States Dollars (USD $3,700,000) to Party A, and Party A has delivered fifteen (15) musical works, the copyrights of which have been transferred to Party B;

WHEREAS, the Parties wish to amend the Original Agreement to modify the remaining payment and purchase obligations.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	Confirmation of Works Delivered and Payment

The Parties acknowledge and agree that:

(a)	Party B has paid USD $3,700,000 to Party A; and

(b)    Party A has delivered fifteen (15) musical works, and Party B has received full ownership and copyright to those works pursuant to the Original Agreement.

2.	No Current Obligation for Remaining Payment

The Parties agree that Professional Diversity Network, Inc. (Party B) shall have no obligation to pay the remaining Six Million Three Hundred Thousand United States Dollars (USD $6,300,000) under the Original Agreement as of Fiscal Year 2025.

3.	Optional Future Purchase Right

Party B shall retain the right, but not the obligation, to purchase the remaining twenty- five (25) musical works from Party A for a total consideration of USD $6,300,000.

If Party B elects to proceed with such purchase, the Parties shall mutually agree on the delivery schedule and payment timing for the remaining works.

4.	No Further Obligation if Option Not Exercised

If Party B elects not to proceed with the purchase of the remaining twenty-five (25) musical works, Party B shall have no further payment obligation, and Party A shall retain all rights and ownership to those remaining works.

5.	Ownership of Delivered Works

Party B shall retain full and exclusive ownership of the fifteen (15) musical works already delivered, and Party A confirms that all copyrights and related rights to those works have been validly transferred to Party B.

6.	Confirmation of Remaining Terms

Except as expressly modified by this Amendment, all other terms and conditions of the Original Agreement shall remain in full force and effect to the extent applicable.

7.	Counterparts

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date set forth above.

Party A (Assignor)

High Wave Corp
By:
Name: Robert Owen
Title: CEO
Date: 12/16/2025

Party B (Assignee)

Professional Diversity Network, Inc.
By:
Name: Xun Wu
Title: CEO
Date: 12/16/2025